Exhibit 99.1

Novanta Announces Financial Results
for the First Quarter 2018

•	First Quarter 2018 GAAP Revenue of $147.0 million, up 35% year over year
•	First Quarter 2018 GAAP Net Income of $11.9 million
•	First Quarter 2018 GAAP Diluted Earnings Per Share of $0.18
•	First Quarter 2018 Adjusted Earnings Per Share of $0.47
•	First Quarter 2018 Adjusted EBITDA of $28.4 million
•	Raising Full Year 2018 Guidance

BEDFORD, Mass., May 8, 2018 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the first quarter 2018.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	March 30,	March 31,
	2018	2017
GAAP
Revenue	$147.0	$109.0
Operating Income	$17.2	$10.3
Net Income Attributable to Novanta Inc.	$11.9	$34.3
Diluted EPS	$0.18	$0.98
Non-GAAP*
Adjusted Operating Income	$23.4	$16.7
Adjusted Diluted EPS	$0.47	$0.31
Adjusted EBITDA	$28.4	$20.1

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

First Quarter

"Our company delivered a record quarter of revenue and profitability, with strong double-digit growth in revenue, Adjusted EBITDA, and Adjusted Diluted EPS," said Matthijs Glastra, Chief Executive Officer of Novanta.  "We are proud of our progress executing against our priorities and our team's ability to produce sustained profitable growth through the first quarter 2018."

During the first quarter of 2018, Novanta generated GAAP revenue of $147.0 million, an increase of $38.0 million, or 34.9%, versus the first quarter of 2017. The Company’s prior year acquisition activities resulted in an increase in revenue of $24.6 million, or 22.6%, compared to the first quarter of 2017.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $3.6 million, or 3.3%, during the first quarter of 2018.  Our Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, increased 9.0%, versus the first quarter of 2017 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the first quarter of 2018, GAAP operating income was $17.2 million, compared to $10.3 million in the first quarter of 2017. GAAP net income attributable to Novanta was $11.9 million in the first quarter of

2018, compared to $34.3 million in the first quarter of 2017.  GAAP diluted earnings per share (“EPS”) was $0.18 in the first quarter of 2018, compared to $0.98 in the first quarter of 2017.  In the first quarter of 2017, the Company recognized a nontaxable gain of $26.4 million, representing the excess fair value of our previously-held equity interest in Laser Quantum over its carrying value when we increased our ownership position from approximately 41% to approximately 76%.

In the first quarter of 2018, the Company increased the carrying amount of the redeemable noncontrolling interest in Laser Quantum by $5.4 million to reflect the estimated redemption value as of March 30, 2018. This nontaxable adjustment was recognized in retained earnings instead of net income, and resulted in a net ($0.16) reduction in EPS under U.S. GAAP accounting rules. Adjusted Diluted EPS was $0.47 in the first quarter of 2018, compared to $0.31 in the first quarter of 2017.  The Company ended the first quarter of 2018 with 35.4 million weighted average shares outstanding.  Adjusted EBITDA was $28.4 million in the first quarter of 2018, compared to $20.1 million in the first quarter of 2017.

Operating cash flow for the first quarter of 2018 was $20.4 million, compared to $12.8 million for the first quarter of 2017. The Company completed the first quarter of 2018 with approximately $236.1 million of total debt and $111.1 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $125.0 million.

Financial Outlook

“With a more favorable tax rate outlook and the strong first quarter, we are raising our full year 2018 outlook for revenue, Adjusted EBITDA, and Adjusted Diluted EPS,” said Robert Buckley, Chief Financial Officer.

For the full year 2018, the Company expects GAAP revenue of approximately $590 million to $605 million, Adjusted EBITDA in the range of $119 million to $125 million, and Adjusted Diluted EPS to be in the range of $1.93 to $2.02.  The Company’s Adjusted Diluted EPS assumes no significant changes in foreign exchange rates.

For the second quarter of 2018, the Company expects GAAP revenue of approximately $146 million to $149 million.  The Company expects Adjusted Diluted EPS to be in the range of $0.47 to $0.50, and Adjusted EBITDA to be approximately $29 million to $31 million.  The Company’s Adjusted Diluted EPS and EBITDA guidance assumes no significant foreign exchange gains or losses.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for noncontrolling interest redemption value adjustments; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET on Tuesday, May 8, 2018 to discuss these results.  To access the call, please dial (877) 870-4263 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Event Calendar page of the Investor Relations section of the Company's website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com. The replay will remain available until Friday, July 6, 2018.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding reaching our 2020 strategic goals; executing our strategy; anticipated financial performance, including our updated financial outlook for the second quarter and full year 2018; expectations regarding market conditions; expectations regarding the Company’s future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; changes in governmental regulation of our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; tax audits by tax authorities; changes in tax laws, and fluctuations in our effective tax rates; anticipated impact from the U.S. Tax Cuts and Jobs Act; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; provisions of our articles of incorporation that may delay or prevent a change in control; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Revenue	$146,965	$108,974
Cost of revenue	84,806	62,880
Gross profit	62,159	46,094
Operating expenses:
Research and development and engineering	11,989	9,215
Selling, general and administrative	29,220	22,874
Amortization of purchased intangible assets	3,698	2,849
Restructuring, acquisition and divestiture related costs	25	817
Total operating expenses	44,932	35,755
Operating income	17,227	10,339
Interest income (expense), net	(2,358)	(1,328)
Foreign exchange transaction gains (losses), net	(407)	(1)
Other income (expense), net	(41)	(31)
Gain on acquisition of business	—	26,409
Income before income taxes	14,421	35,388
Income tax provision	1,584	1,114
Consolidated net income	12,837	34,274
Less: Net income attributable to noncontrolling interest	(926)	(22)
Net income attributable to Novanta Inc.	$11,911	$34,252

Earnings per common share attributable to Novanta Inc.:
Basic	$0.19	$0.99
Diluted	$0.18	$0.98

Weighted average common shares outstanding—basic	34,887	34,765
Weighted average common shares outstanding—diluted	35,428	35,125

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$111,127	$100,057
Accounts receivable, net	76,915	81,482
Inventories	98,812	91,278
Prepaid expenses and other current assets	11,221	15,062
Total current assets	298,075	287,879
Property, plant and equipment, net	61,591	61,718
Intangible assets, net	151,816	155,048
Goodwill	213,822	210,988
Other assets	8,444	11,070
Total assets	$733,748	$726,703
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9,123	$9,119
Accounts payable	41,717	39,793
Accrued expenses and other current liabilities	40,771	49,256
Total current liabilities	91,611	98,168
Long-term debt	224,098	225,500
Other long-term liabilities	44,512	44,567
Total liabilities	360,221	368,235
Redeemable noncontrolling interest	54,916	46,923
Stockholders’ Equity:
Total stockholders’ equity	318,611	311,545
Total liabilities, noncontrolling interest and stockholders’ equity	$733,748	$726,703

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$12,837	$34,274
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,067	6,482
Share-based compensation	2,044	1,469
Deferred income taxes	235	(1,607)
Earnings from equity-method investment	—	(104)
Gain on acquisition of business	—	(26,409)
Inventory acquisition fair value adjustment	—	1,035
Other	904	1,058
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses acquired:
Accounts receivable	5,421	(3,690)
Inventories	(7,423)	(4,414)
Other operating assets and liabilities	(2,676)	4,666
Cash provided by operating activities	20,409	12,760
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,933)	(1,760)
Acquisition of businesses, net of cash acquired	—	(34,896)
Other investing activities	52	—
Cash used in investing activities	(2,881)	(36,656)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	42,000
Repayments of long-term debt and revolving credit facility	(5,300)	(1,875)
Payments of contingent considerations	—	(2,398)
Other financing activities	(3,020)	(2,254)
Cash provided by (used in) financing activities	(8,320)	35,473
Effect of exchange rates on cash and cash equivalents	1,862	329
Increase in cash and cash equivalents	11,070	11,906
Cash and cash equivalents, beginning of period	100,057	68,108
Cash and cash equivalents, end of period	$111,127	$80,014

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Revenue
Photonics	$61,831	$50,736
Vision	56,209	32,762
Precision Motion	28,925	25,476
Total	$146,965	$108,974

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	March 30,	March 31,
	2018	2017
Photonics
Gross Profit (GAAP)	$29,555	$21,789
Gross Profit Margin (GAAP)	47.8%	42.9%
Amortization of intangible assets	714	976
Acquisition fair value adjustments	—	699
Adjusted Gross Profit (Non-GAAP)	$30,269	$23,464
Adjusted Gross Profit Margin (Non-GAAP)	49.0%	46.2%

Vision
Gross Profit (GAAP)	$19,721	$13,146
Gross Profit Margin (GAAP)	35.1%	40.1%
Amortization of intangible assets	1,686	575
Acquisition fair value adjustments	—	336
Adjusted Gross Profit (Non-GAAP)	$21,407	$14,057
Adjusted Gross Profit Margin (Non-GAAP)	38.1%	42.9%

Precision Motion
Gross Profit (GAAP)	$13,260	$11,518
Gross Profit Margin (GAAP)	45.8%	45.2%
Amortization of intangible assets	80	90
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$13,340	$11,608
Adjusted Gross Profit Margin (Non-GAAP)	46.1%	45.6%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(377)	$(359)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(377)	$(359)

Novanta Inc.
Gross Profit (GAAP)	$62,159	$46,094
Gross Profit Margin (GAAP)	42.3%	42.3%
Amortization of intangible assets	2,480	1,641
Acquisition fair value adjustments	—	1,035
Adjusted Gross Profit (Non-GAAP)	$64,639	$48,770
Adjusted Gross Profit Margin (Non-GAAP)	44.0%	44.8%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended March 30, 2018
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$17,227	11.7%	$14,421	$1,584	11.0%	$11,911
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(5,399)
Net income attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$6,512	$0.18
Adjustment of redeemable noncontrolling interest to estimated redemption value						5,399	0.16
Net income attributable to Novanta Inc.						$11,911
Non-GAAP Adjustments:
Amortization of intangible assets	6,178	4.2%	6,178
Acquisition related costs	25	0.0%	25
Tax effect on non-GAAP adjustments				1,417
Non-GAAP tax adjustments				(43)
Total non-GAAP adjustments	6,203	4.2%	6,203	1,374		4,829	0.13

Adjusted results (Non-GAAP)	$23,430	15.9%	$20,624	$2,958	14.3%	$16,740	$0.47

Weighted average shares outstanding - Diluted							35,428

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended March 31, 2017
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$10,339	9.5%	$35,388	$1,114	3.1%	$34,252	$0.98
Non-GAAP Adjustments:
Amortization of intangible assets	4,490	4.1%	4,490
Restructuring, divestiture and other costs	37	0.0%	37
Acquisition related costs	780	0.7%	780
Acquisition fair value adjustments	1,035	1.0%	1,035
Gain on acquisition of business			(26,409)
Tax effect on non-GAAP adjustments				1,887
Non-GAAP tax adjustments				1,370
Total non-GAAP adjustments	6,342	5.8%	(20,067)	3,257		(23,324)	(0.67)

Adjusted results (Non-GAAP)	$16,681	15.3%	$15,321	$4,371	28.5%	$10,928	$0.31

Weighted average shares outstanding - Diluted							35,125

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	March 30,	March 31,
	2018	2017
Consolidated Net Income (GAAP)	$12,837	$34,274
Net Income Margin	8.7%	31.5%
Interest (income) expense, net	2,358	1,328
Income tax provision	1,584	1,114
Depreciation and amortization	9,067	6,482
Share-based compensation	2,044	1,469
Restructuring, acquisition and divestiture related costs	25	817
Gain on acquisition of business	—	(26,409)
Acquisition fair value adjustments	—	1,035
Other, net	448	32
Adjusted EBITDA (Non-GAAP)	$28,363	$20,142
Adjusted EBITDA Margin (Non-GAAP)	19.3%	18.5%

Organic Revenue Growth (Non-GAAP):

Three Months Ended March 30, 2018 Compared to Three Months Ended March 31, 2017
Reported Growth (GAAP)	34.9%
Less: Change attributable to acquisitions	22.6%
Plus: Change due to foreign currency	(3.3)%
Organic Growth (Non-GAAP)	9.0%

Net Debt (Non-GAAP):

	March 30,	December 31,
	2018	2017
Total Debt (GAAP)	$233,221	$234,619
Plus: Deferred financing costs	2,928	3,159
Gross Debt	236,149	237,778
Less: Cash and cash equivalents	(111,127)	(100,057)
Net Debt (Non-GAAP)	$125,022	$137,721

Free Cash Flow (Non-GAAP):

	Three Months Ended
	March 30,	March 31,
	2018	2017
Cash Provided by Operating Activities (GAAP)	$20,409	$12,760
Less: Purchases of property, plant and equipment	(2,933)	(1,760)
Plus: Proceeds from sale of property, plant and equipment	52	—
Free Cash Flow (Non-GAAP)	$17,528	$11,000

Non-GAAP Measures

Organic Revenue Growth

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring, acquisition and divestiture related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. In addition, the Company excluded the gain recognized upon increasing its equity ownership position in Laser Quantum from approximately 41% to approximately 76% because the gain is unusual and nonrecurring in nature and should be excluded from the assessment of long-term performance trends of the Company.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring, acquisition and divestiture related costs and the gain on the Laser Quantum acquisition for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., net of tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, and the gain on the Laser Quantum acquisition, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., net of tax.  In addition, the Company excluded the adjustment of redeemable noncontrolling interest to estimated redemption value as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, and other non-operating income (expense) items, including the gain on the Laser Quantum acquisition, foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow

The Company defines Free Cash Flow as cash provided by (used in) operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Management believes free cash flow is an important measure of its liquidity as well as its ability to service the Company’s outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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